Exhibit 99(e)

ANNUAL SERVICER'S CERTIFICATE

HSBC FINANCE CORPORATION

HSBC FUNDING (USA) INC. V

HOUSEHOLD PRIVATE LABEL CREDIT CARD MASTER NOTE TRUST I

____________________________________________________________

I, Joyce A. Bevacqua, Servicing Officer of HSBC Finance Corporation (successor by merger to Household Finance Corporation, the "Servicer"), DO HEREBY CERTIFY, in accordance with the Transfer and Servicing Agreement, dated as of June 12, 2001 (as amended and supplemented), by and among HSBC Funding (USA) Inc. V, as Transferor, the Servicer, and Household Private Label Credit Card Master Note Trust I, as Issuer, (the "Agreement") that:
1.	HSBC Finance Corporation is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.
2.	The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trust.
3.	A review of the activities of the Servicer from January 1 through December 31, 2005 and of its performance under the Agreement has been made under my supervision.
4.

Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5.

The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the calendar year ended December 31, 2005, which description sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

NONE

IN WITNESS WHEREOF, I have signed this certificate this 1st day of March, 2006.

HSBC Finance Corporation, as Servicer

/s/ J. A. Bevacqua
J. A. Bevacqua
Servicing Officer

ANNUAL SERVICER'S CERTIFICATE

HSBC FINANCE CORPORATION

HSBC FUNDING (USA) INC. V

HOUSEHOLD PRIVATE LABEL CREDIT CARD MASTER NOTE TRUST I

_____________________________________________________________

I, Joyce A. Bevacqua, Servicing Officer of HSBC Finance Corporation (successor by merger to Household Finance Corporation), as Servicer, DO HEREBY CERTIFY, in accordance with the Section 3.09 of the Master Indenture, dated as of June 12, 2001 (as amended and restated, the "Indenture"), by and among Wilmington Trust, as Owner Trustee of the Household Private Label Credit Card Master Note Trust I, (the "Issuer"), and U.S. Bank, National Association, as Indenture Trustee, that:
1.	A review of the activities of the Issuer from January 1 through December 31, 2005 and of its performance under the Indenture has been made under my supervision, and
2.

To the best of my knowledge, based on such, the Issuer has complied with all conditions and covenants under the Indenture throughout such year. Based on such review, the Issuer has, to the best of my knowledge, performed in all material respects its obligations under the Indenture throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth below.

None

IN WITNESS WHEREOF, I have signed this certificate this 1st day of March, 2006.

HSBC Finance Corporation, as Servicer

/s/ J. A. Bevacqua
J. A. Bevacqua
Servicing Officer